Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258524) of our report dated March 22, 2022, on our audits of the consolidated financial statements of MaxCyte, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, included in this Annual Report on Form 10-K of MaxCyte, Inc. for the year ended December 31, 2021.

/s/ CohnReznick LLP

Tysons, Virginia

March 22, 2022